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                                                                    EXHIBIT 21.1

                     SUBSIDIARIES OF HTTP TECHNOLOGY, INC.

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
NAME OF SUBSIDIARY                     JURISDICTION OF ORGANIZATION
------------------                     ----------------------------
Core Ventures Limited                  British Virgin Islands
Fairfax Equity Limited                 England and Wales
HTTP Defence Limited                   England and Wales
HTTP Electronics Limited               England and Wales
HTTP Healthcare Limited                England and Wales
HTTP Insights Limited                  England and Wales
HTTP Medical Limited                   England and Wales
HTTP Signals Limited                   England and Wales
HTTP Software PLC                      England and Wales
HTTP Statistics Limited                England and Wales
HTTP Talking Limited                   England and Wales
HTTP Tech, Inc.                        New York
Medical Vision Systems, Inc.           Delaware
Medicsight PLC                         England and Wales
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